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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to section 13 or 15 (d) of the
                       Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 9, 2001

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

               Delaware                                000-23489                             52-1309227
   ---------------------------------       ---------------------------------      ---------------------------------
    (State or other jurisdiction of            (Commission File Number)         (I.R.S. Employer Identification No.)
    incorporation or organization)
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                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

           4950 Communication Avenue, Suite 300, Boca Raton, FL 33431
           ----------------------------------------------------------
                    (Address of principal executive offices)

      Registrant's telephone number, including area code 1 (561) 226 -5000

                                       N/A
           ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

===============================================================================

Item 5 - Other Events.

On April 9, 2001, the Company announced the completion of negotiations culminating in a new two-year agreement with the Bank Group.

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Item 7 - Financial Statements and Exhibits.

(c) Exhibits:

               Exhibits                   Description
               --------                   -----------

                10(ii) Fourth Amendment and Waiver Agreement, dated April 3, 2001, to the Credit Agreement dated March 12, 1999 among the Company and Bank of America, N.A. as agent for the Lenders named within.

                10(jj)             Common Stock Purchase Warrant.

                10(kk) Registration Rights Agreement dated April 3, 2001, among the Company and Bank of America, N.A. as agent for the Lenders named within.

                10(ll) Warrant Escrow Agreement dated April 3, 2001, among the Company and Bank of America, N.A., as agent for the Lenders named within and Investors Title Accommodation Corporation, as escrow agent.

                10(mm)             Press release of Access Worldwide dated
                                   April 9, 2001.